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                          LINCOLN NATIONAL CORPORATION
                          DIRECTORS' VALUE SHARING PLAN
                 (INCLUDING ALL AMENDMENTS THROUGH JULY 2, 1999)



ARTICLE I - PURPOSE OF PLAN

         1.1 ESTABLISHMENT OF PLAN. Lincoln National Corporation (the "Corporation") adopts the Directors' Value Sharing Plan (the "Plan") to provide the benefits specified in the Plan for members of the Board of Directors of the Corporation who are not employees of the Corporation or any of its affiliates or subsidiaries ("Non-Employee Directors").

         1.2 PURPOSE OF THE PLAN. The purpose of the Plan is to provide Non-Employee Directors with an increased economic interest in the Corporation in order to attract and retain well-qualified individuals to serve as Non-Employee Directors and to enhance the identity of interests between Non-Employee Directors and the shareholders of the Corporation.

         The Corporation intends that its Non-Employee Directors' Base Compensation (i.e., retainer and meeting fees) approximate the median of that for peer companies within the industry. The Plan is designed to provide additional compensation to Non-Employee Directors linked to overall return to the Corporation's shareholders.

         The Plan increases the Non-Employee Directors' financial interest in the Corporation through the payment of stock units based on:

         1) Performance of the Corporation's stock relative to a group of peer companies, and

         2)   Service on the Board.

ARTICLE II - ELIGIBILITY AND PARTICIPATION

         All Non-Employee Directors are eligible and shall participate in the Plan in accordance with the terms and conditions set forth herein.

ARTICLE III - VALUE SHARING AWARD:  COMPANY PERFORMANCE

         3.1 STOCK UNITS. As soon as practicable after December 31, 2000, the Corporation shall award each individual who was a Non-Employee Director during the period beginning on




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January 1, 1999 and ending on December 31, 2000 a whole number of stock units
(the "Stock Units"), as determined under Section 3.2, in consideration for services rendered as a Non-Employee Director. Each Stock Unit shall represent an unfunded, unsecured obligation of the Corporation to pay an amount equal to the fair market value of a share of common stock of the Corporation ("Stock"), determined as of any business day by averaging the high and low sales price of the Stock quoted on the New York Stock Exchange Composite Listing on the preceding business day on which there were such quotations for the day in question.

         3.2 CALCULATION OF STOCK UNIT AWARD. The number of Stock Units to be awarded to each Non-Employee Director will be determined in accordance with the following provisions.

         a. Generally. If the arithmetic average of increases in Income from Operations per Share, diluted and after the exclusion of any restructuring charges as reported by the Corporation for the years 1998, 1999 and 2000 ("LTIC Average Increase") is equal to or greater than 17% per year and if the Corporation achieves an average adjusted return on equity of 13.6% in the years 1998, 1999 and 2000 adjusted downward for acquisitions ("AROE"), then each Director shall be awarded a whole number of Stock Units having a value of $82,000 (Level 1 Performance). If the LTIC Average Increase is equal to 15% and an AROE of 13.6% is achieved, then each Director shall be awarded a whole number of Stock Units having a value of $41,000 (Level 2 Performance). If the Corporation's performance falls between Level 1 Performance and Level 2 Performance as set out above, the value of the Stock Units awarded shall be based on the interpolation of the value to be awarded between the relevant referenced points. To the extent that the formula described in this Section 3.2(a) does not result in a whole number of Stock Units, the results shall be rounded upward to the next whole number so that no fractional Stock Units shall be issued under the Plan. The number of the Stock Units awarded shall be determined by using the average of the closing price of Stock on the last trading date of December in the last year of the performance cycle and the closing prices of Stock on the last days of January and February in the succeeding year.


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         b.    Individual Not Director Throughout Period. Nothwithstanding the
         provisions of Subsection 3.2(a), if an individual is a Non-Employee Director during a portion, but not all, of the period beginning on January 1, 1999 and ending on December 31, 2000, the number of Stock Units awarded to the individual shall equal the number of Stock Units determined in accordance with Subsection 3.2(a), multiplied by the appropriate factor, determined as follows:

         1. If the individual became a Non-Employee Director after January 1, 1999, but is a Non-Employee Director on December 31, 2000, the appropriate factor shall equal the number of full months that the individual was a Non-Employee Director as of December 31, 2000 divided by 24.

               2. If the individual ceased to be a Non-Employee Director before December 31, 2000 (A) after attaining age 70, (B) after attaining age 65, but with the consent of a majority of the members of the Board of Directors of the Corporation other than the individual, (C) as a result of the individual's death, or (D) as a result of the individual's permanent and total disability (as defined in section 22(e)(3) of the Internal Revenue Code of 1986, as amended), the appropriate factor shall equal the number of full months that the individual was a Non-Employee Director after of December 31, 1998 divided by 24.

               3. If the individual ceased to be a Non-Employee Director as a result of a "change of control" (within the meaning given to that term under the Corporation's Executives' Severance Benefit Plan on the date that is six months immediately preceding the "change of control"), the appropriate factor shall equal the number of full months that the individual was a Non-Employee Director after of December 31, 1998 divided by the number of full months in the period beginning on January 1, 1999 and ending on the date of the


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               change of control.

               3. If the individual ceased to be a Non-Employee Director before December 31, 2000 for any reason not described in Paragraph 3.2(b)(2) or (3), the appropriate factor shall be zero, except to the extent decided otherwise by the Board of Directors of the Corporation.

               b. Notwithstanding the foregoing, the Board of Directors may in its discretion increase or decrease the number of Stock Units awarded to one or more of its members or former members as it determines appropriate.

         5.2        SPECIAL PAYMENT RULES.  Notwithstanding the foregoing:

               a. In the event of a change of control, awards of Stock Units will be made under this Article III to Non-Employee Directors as if Level 1 Performance were achieved, and cash payments with respect to those Stock Units will be made as soon as practicable following the change of control.

               b. In the event an individual ceases to be a Non-Employee Director before December 31, 2000 for any reason other than change in control, payment with respect to the Stock Units awarded to the individual pursuant to this Article III will be made as soon as practicable following December 31, 2000 provided, however, that if the Non-Employee Director elected installment payments under Article VII with respect to other Stock Units awarded under the Plan, payment with respect to the Stock Units awarded pursuant to this Article III will be made over the number of installments remaining to be paid to the Non-


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               Employee Director as of the date that payment with respect to these Stock Units begins.

ARTICLE IV - VALUE SHARING AWARD: BOARD SERVICE

         4.1 In addition to the awards based on stock performance described in
Article III, the Corporation shall award Stock Units in lieu of participation in any pension or other retirement program of the Corporation to each Non-Employee Director who on or before March 31, 1996, waived any entitlement under (or who never becomes entitled to benefits under) such a program.

         4.2 The number of such Stock Units to be granted each eligible Director shall be determined by (i) calculating the dollar amount (the "Level Funding") required to fund in equal quarterly payments over the Calculation Period (defined below) a notional lump sum amount payable as of age 70 of .185 of the current annual retainer multiplied by the number of quarters in the Calculation Period; and then (ii) applying the provisions of 4.3 through 4.9 of this Plan. The Level Funding shall be calculated assuming such payments were credited at the end of each calendar quarter commencing on the later of April 1, 1986, or the beginning of the calendar quarter which includes the date on which the individual first became a Non-Employee Director and terminating at the end of the Calculation Period and assuming an effective annual interest rate of 7.5% during the Calculation Period and during the period from the end of the Calculation Period to age 70. The Calculation Period shall be a period equal to the lesser of forty calendar quarters or the number of calendar quarters commencing with the calendar quarter which includes the date on which the individual's service as a Non-Employee Director began and ending with the calendar quarter immediately preceding the calendar quarter during which attainment of age 70 occurs. (See Exhibit A.)

         4.3 An initial grant of stock units shall be made to each Non-Employee Director who has waived benefits as provided in 4.1 above by calculating (i) the dollar amount that would have accumulated had such Level Funding outlined in 4.2(i) above taken place during the period beginning the later of April 1, 1986 or the quarter which includes the date the individual became a Non-Employee Director and ending on March 31, 1996, including interest at 7.5% and dividing


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this amount by (ii) the value of a share of Stock determined in the manner set forth in 3.1 above (the "Stock Value") on March 31, 1996.

         4.4 For an individual who as of March 31, 1996 has served as a Non-Employee Director for a period equal to or greater than the Calculation Period, the initial grant as described in 4.3 above shall constitute the entire basic Board Service Value Sharing Award and shall be supplemented by additional Board Service grants only as provided in 4.6 below.

         4.5 For a Non-Employee Director who as of March 31, 1996 has not served as a Non-Employee Director for a period equal to or greater than the Calculation Period, the Corporation shall continue to make grants of Stock Units at the end of calendar quarters beginning April 1, 1996, and thereafter equal to the Level Funding amount calculated under 4.2(i) divided by the Stock Value as of the date of grant until grants have been made for each of the remaining quarters in the Calculation Period during which the individual continues to serve as a Non-Employee Director.










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         4.6 To the extent that the current annual retainer payable to
Non-Employee Directors is increased in any year, each Non-Employee Director serving for such year shall also receive a grant of Stock Units equal to (i)
 .185 of the dollar amount of such increase times the number of quarters (to a maximum of forty) then served as a Non-Employee Director discounted at 7.5% interest from the Non-Employee Director's age 70 to the last day of the quarter during which such increase in retainer occurred, divided by (ii) the Stock Value as of the last day of the quarter in which such increase in retainer occurred.

         4.7 For a Non-Employee Director who, as of the date any increase in retainer occurs, has not served as a Non-Employee Director for a period equal to or greater than the Calculation Period, the amount of any quarterly payment made in quarters following the quarter during which the increase in retainer occurred will be increased to an amount equal to the then current quarterly payment times the ratio of the new retainer to the then current retainer.

         4.8 The beneficiary of a Non-Employee Director who dies while serving as a Non-Employee Director and who prior to March 31, 1996, waived his or her rights under any pension or retirement plan as provided in 4.1 above shall be entitled to receive an additional amount credited to his or her Account equal to the amount by which (i) the lump sum death benefit which would have been payable under the Lincoln National Corporation Directors' Retirement Plan had the Non-Employee Director continued to participate in that plan until his or her date of death exceeds (ii) the value as of the date of his or her death of the Stock Units calculated under the provisions of 4.2 through 4.7 and the Dividend Equivalent Payments provided by Article VI attributable to such Stock Units. No additional amount shall be credited under 4.8 if 4.8(ii) exceeds 4.8(i).

         4.9 In no event shall grants under this Article IV be increased or decreased to reflect increases or decreases in Stock Value subsequent to the date of grant.

ARTICLE V - STOCK UNIT TERMS AND CONDITIONS

         Stock Units shall be represented by and recorded in a bookkeeping account set up in each Non-Employee Director's name (the "Account"). The following terms and conditions shall apply to Stock Units: (i) a Dividend Equivalent Payment, as defined in Article VI below, shall be


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credited to the Account and shall have the same terms and conditions as the
Stock Units; (ii) none of the Stock Units may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of; and (iii) the Stock Units and Dividend Equivalent Payments shall vest on the date the Non-Employee Director ceases to be a Director of the Corporation.

ARTICLE VI - DIVIDEND EQUIVALENT PAYMENTS

         As of each dividend payment date with respect to Stock, each Non-Employee Director shall be awarded a Dividend Equivalent Payment equal to the product of (i) the per share cash dividend payable with respect to each share of Stock on such date; and (ii) the total number of Stock Units and Dividend Equivalent Payments credited to the Non-Employee Director's Account, as of the record date corresponding to such dividend payment date, divided by the fair market value. The Dividend Equivalent Payments are subject to the restrictions specified in Article V.

ARTICLE VII - PAYMENT OF BENEFITS

         As soon as practicable following the date the Non-Employee Director ceases to be a director of the Corporation (the "Date"), the Corporation shall pay to the Non-Employee Director (or his or her designated beneficiary) an amount equal in value to the Stock Units and Dividend Equivalent Payments credited to his or her Account in a lump sum valued as of the Date. In lieu of a lump sum, at age 70 or after, a Director who has so elected may receive payments in annual installments over a 5, 10 or 15 year period.

ARTICLE VIII - ADJUSTMENT UPON CHANGES IN CAPITALIZATION

         In the event of a Stock dividend, Stock split or combination, reclassification, recapitalization or other capital adjustment of shares of Stock, the number of Stock Units and the amount of Dividend Equivalent Payments credited to Accounts shall be appropriately adjusted by the Board of Directors of the Corporation, whose determination shall be final, binding and conclusive. The award of Stock Units pursuant to this Plan shall not affect in any way the right or power of the Corporation to issue additional Stock or other securities, to make adjustments,


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reclassification, reorganizations or other changes in its corporate, capital or business structure, to participate in a merger, consolidation or share exchange or to transfer its assets or dissolve or liquidate.

ARTICLE IX - TERMINATION OR AMENDMENT OF PLAN

         9.1 IN GENERAL. The Board of Directors of the Corporation may at any time terminate, suspend or amend this Plan.

         9.2 WRITTEN CONSENTS. No amendment may, without the written consent of such Non-Employee Director, adversely affect the right of any Non-Employee Director to receive any Stock Units or any Dividend Equivalent Payments previously awarded.

ARTICLE X - GOVERNMENT REGULATIONS

         The obligations of the Corporation under this Plan shall be subject to all applicable laws, rules and regulations and the obtaining of all such approvals by government agencies as may be deemed necessary or appropriate by the Board of Directors of the Corporation.

ARTICLE XI - MISCELLANEOUS

         11.1 UNFUNDED PLAN. The Plan shall at all times be entirely unfunded. Any Account established and maintained under the Plan is solely for accounting purposes and shall not require a segregation of any assets of the Corporation. A Non-Employee Director's right to receive any payment under this Plan shall be no greater than the rights of an unsecured general creditor of the Corporation.

         11.2 ASSIGNMENT; ENCUMBRANCES. Stock Units and Dividend Equivalent Payments under this Plan are not assignable or transferrable and shall not be subject to any encumbrances, liens, pledges or charges of the Non-Employee Director or his or her creditors. Any attempt to assign, transfer or hypothecate any Stock Units or Dividend Equivalent Payments shall be void and of no force and effect whatsoever.



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         11.3 APPLICABLE LAW. This Plan shall be governed by the laws of the
State of Indiana to the extent not preempted by Federal law.

         11.4 HEADINGS. The headings in this Plan are for reference purposes only and shall not affect the meaning or interpretation of this Plan.

         11.5 PLAN ADMINISTRATION. The Plan shall be administered by a DVSP Administration Committee (the "Committee"). At any date, the members of the Committee shall be those members of the Nominating and Governance Committee of the Board of Directors who are Non-Employee Directors as such term is defined in
Section 16 of the Securities Exchange Act of 1934, as it may be amended from time to time. The Committee may not exercise its authority at any time there are less than two (2) members. The Committee shall exercise its authority only by a majority vote of its members at a meeting or by a writing without meeting.

ARTICLE XII - EFFECTIVE DATE OF PLAN

         This Plan shall become effective as of January 1, 1996.





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                                    EXHIBIT A


                    DVSP BOARD SERVICE QUARTERLY CONTRIBUTION
                CALCULATED FOR $30,000 RETAINER AT 7.5% INTEREST


                                                                   Calculation
                                  Become                              Period
                                 Director                           Quarterly
                                  at Age                          Contribution

                                    69                                 5,400
                                    68                                 5,205
                                    67                                 5,015
                                    66                                 4,829
                                    65                                 4,649
                                    64                                 4,473
                                    63                                 4,302
                                    62                                 4,136
                                    61                                 3,974
                                    60                                 3,817
                                    59                                 3,551
                                    58                                 3,303
                                    57                                 3,073
                                    56                                 2,858
                                    55                                 2,659
                                    54                                 2,473
                                    53                                 2,301
                                    52                                 2,140
                                    51                                 1,991
                                    50                                 1,852
                                    49                                 1,723
                                    48                                 1,603
                                    47                                 1,491
                                    46                                 1,387
                                    45                                 1,290
                                    44                                 1,200
                                    43                                 1,116
                                    42                                 1,039
                                    41                                   966
                                    40                                   899
                                    39                                   836
                                    38                                   778


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